Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares of CNinsure Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2012.

Yinan Hu	/s/ Yinan Hu
Yinan Hu

Sea Synergy Limited	By:	/s/ Yinan Hu
	Name:	Yinan Hu
	Title:	Director

Kingsford Resources Limited	By:	/s/ Qiuping Lai
	Name:	Qiuping Lai
	Title:	Director

High Rank Investments Limited	By:	/s/ Qiuping Lai
	Name:	Qiuping Lai
	Title:	Director

Qiuping Lai	/s/ Qiuping Lai
Qiuping Lai

[Signature Page to Joint Filing Agreement to Schedule 13G - CNinsure]